Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (the “Agreement”), dated as of November 4, 2024, is entered into by and among 24M Technologies, Inc, a Delaware corporation (the “Licensor”), FREYR Battery Norway AS (formerly known as FREYR AS), a Norwegian limited liability corporation, FREYR Battery US, LLC (formerly known as FREYR Battery KSP JV, LLC), a Delaware limited liability company (collectively, FREYR Battery Norway AS and FREYR Battery US, LLC deemed the “Licensee”) and FREYR Battery, Inc. (“FREYR” and, together with the Licensee, the Licensor, the four parties deemed “Parties”, and each a “Party”).

WHEREAS, on December 15, 2020 and October 8, 2021, Licensor and Licensee entered into license and services agreements (collectively, together with any and all amendments thereto, the “Agreements”); and

WHEREAS, Licensor and Licensee desire to execute this Agreement in order to mutually terminate the Agreements and abandon the obligations contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreements. Sections 1 (Definitions and Interpretation), 15 (Dispute Resolution), 16. 9 (Severability), and 16.11 (Notices) of the Agreements are incorporated herein by reference and form a part of this Agreement as if set forth herein, mutatis mutandis. The Parties acknowledge and agree that the terms of this Agreement are confidential information of the Parties and Section 13 (Confidentiality) of the Agreements shall apply to such information, mutatis mutandis.

Section 2. Termination. Effective as of the date of this Agreement, without any further action of the Parties or any other Person, the Parties agree that the Agreements are hereby terminated, and are hereby void and of no effect, and notwithstanding anything to the contrary in the Agreements, there shall be no liability or obligation on the part of any Party or its respective Affiliates, or its or their officers, directors, employees, agents, representatives, shareholders or stockholders under or in connection with the Agreements, except that, the provisions of Sections 1 (Definitions and Interpretation), 4 (Ownership of Intellectual Property Rights) (with the exception of Section 4.4), 13 (Confidentiality), 15 (Dispute Resolution), 16.8 (Waiver), 16.9 (Severability), 16.11 (Notices), and 16.15 (Governing Law) of the Agreements, shall survive any termination of the Agreements and shall remain in full force and effect. Effective as of the date of this Agreement: Licensee shall have no further access, licenses, options or rights to or under any of Licensor’s intellectual property and shall cease any use thereof; Licensee shall destroy any copies of Licensor’s intellectual property in its possession; and Licensor shall not be bound by any exclusivity or non-compete obligations pursuant to the Agreements.

Section 3. Release. Except with respect to those provisions of the Agreements expressly set forth in Section 2, or otherwise in connection with the enforcement of the terms of this Agreement, Licensor and Licensee, each for itself, and on behalf of its Affiliates, and its and their directors, officers, employees and agents, and each of their successors and assigns (each, in their capacity as such) (“Representatives”), hereby absolutely, forever and fully releases and discharges the other Party, its Affiliates, and its and their Representatives, from all known and unknown claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Agreements, including, without limitation, (i) any breach of any representation, warranty, covenant or agreement contained in the Agreements and (ii) any amounts billed or invoiced between the Parties. “Unknown claims” means any claim that any releasing party does not know or suspect exists in his, her, or its favor at the time of this Agreement, including without limitation those claims which, if known, might have affected the decision to enter into this Agreement. Upon the execution of this Agreement, the releasing parties shall waive, relinquish, and release, and shall be deemed to have waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, that is similar, comparable, or equivalent to Cal. Civ. Code § 1542.

Section 4. Cash Payment, Forfeiture of Stock and Governance. In consideration of the obligations and releases provided for under this Agreement, Licensee and FREYR hereby agree:

A.	In consideration for services and related activities previously provided by Licensor, FREYR will pay to Licensor the sum of three million dollars ($3,000,000) (the “Services Payment”). The Services Payment will be made in immediately available funds to an account specified by Licensor on the date hereof.

B.	Immediately prior to the signing of this Agreement, FREYR or one of its Affiliates is the sole owner of 6,975,956 shares of Series G Preferred Stock of Licensor (the “Licensee Stock”). Except as provided herein, Licensee, FREYR and their respective Affiliates forfeit all rights, title and interests in and to the Licensee Stock. Licensee, FREYR and their respective Affiliates hereby grant to Licensor (i) an irrevocable and perpetual right exercisable at any time to redeem the Licensee Stock (the “Redemption Right”) for one dollar and zero cents ($1.00) (the “Purchase Price”), and (ii) an irrevocable and perpetual right for Licensor to unilaterally direct the sale and transfer to a third party (the “Third-Party Transfer Right”) of the Licensee Stock in exchange for the Purchase Price. The Redemption Right or the Third-Party Transfer Right may be exercised at any time by Licensor by providing five (5) days’ notice to Licensee and FREYR. Licensor shall pay Licensee or FREYR the Purchase Price as directed by FREYR. Upon Licensor’s exercise of the Redemption Right or the Third-Party Transfer Right, Licensee and FREYR shall execute and deliver to Licensor an Assignment of the Licensee Stock in the form of Exhibit A attached hereto. Additionally, Licensee and FREYR hereby agree that they irrevocably relinquish and surrender, and will refrain from trying to exercise, any governance or voting rights over Licensor that Licensee, FREYR or any of their Affiliates currently possess. In furtherance of the preceding sentence, Licensee and FREYR hereby appoint Licensor’s Board of Directors as attorney and proxy of Licensee and FREYR, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that Licensee and FREYR are entitled to do so) with respect to all of the shares of capital stock of Licensor that now are or hereafter may be owned by Licensee and FREYR. Licensee and FREYR hereby further irrevocably agree to (i) forfeit, to the greatest extent possible under applicable law, any economic, property or other rights associated with the Licensee Stock effective as of the date of this Agreement, or (ii) in the alternative, immediately transfer any cash, stock, property or other benefits associated with the Licensee Stock to the Licensor immediately upon receipt.

Section 5. Representations and Warranties.

(a) Licensee and FREYR hereby represent and warrant to and in favor of Licensor that the Licensee Stock constitutes all of the equity interests in Licensor held by Licensee, FREYR or any of their respective Affiliates and that Licensee, FREYR and their respective Affiliates have good and valid title to the Licensee Stock, free and clear of any all encumbrances, restrictions on transfer or liens.

(b) Licensee and FREYR further represent and warrant to Licensor that: (1) Licensee and FREYR have all requisite power and authority to execute and deliver this Agreement; and (2) the execution, delivery and performance by Licensee and FREYR of their obligations under this Agreement (x) does not violate (with or without the giving of notice or lapse of time or both) any material provision of law, rule, regulation, order, judgment or decree applicable to Licensee or FREYR; (y) does not require the consent or approval of any governmental or regulatory authority or other third person or entity; and (z) does not violate or conflict with (with or without the giving of notice or lapse of time or both) or result in a material breach of, or constitute any material default under, any charter, bylaw, mortgage, deed, license, agreement or instrument to which Licensee or FREYR is a party or by which it may be bound.

(c) Licensor represents and warrants to Licensee and FREYR that: (1) Licensor has all requisite power and authority to execute and deliver this Agreement; and (2) the execution, delivery and performance by Licensor of its obligations under this Agreement (x) does not violate (with or without the giving of notice or lapse of time or both) any material provision of law, rule, regulation, order, judgment or decree applicable to Licensor; (y) does not require the consent or approval of any governmental or regulatory authority or other third person or entity; and (z) does not violate or conflict with (with or without the giving of notice or lapse of time or both) or result in a material breach of, or constitute any material default under, any charter, bylaw, mortgage, deed, license, agreement or instrument to which Licensor is a party or by which it may be bound.

Section 6. Survival of Representations and Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the date hereof.

Section 7. Non-Disparagement. Each Party, and their respective Affiliates, agree that it will not disparage the other Party or its Affiliates or their products or services in connection with (i) the Agreements, (ii) this Agreement or (iii) any other past relationships between the Parties. Licensee and FREYR agree that they will consult with Licensor before issuing, and provide Licensor the opportunity to review, comment upon and concur with, and agree on, any press release or public statement with respect to this Agreement, the transactions contemplated hereby, and any other past relationships between the Parties, and will not issue any such press release or make any such public statement unless Licensee and FREYR have first obtained Licensor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by law or any listing agreement with any applicable national or regional securities exchange or market; provided that, where legally permissible, Licensee and FREYR shall first consult with Licensor as to the content of such announcement, communication or circular. Licensor agrees that it will consult with Licensee and FREYR before issuing, and provide Licensee and FREYR the opportunity to review, comment upon and concur with, and agree on, any press release or public statement with respect to this Agreement, the transactions contemplated hereby, and any other past relationships between the Parties, and will not issue any such press release or make any such public statement unless Licensor has first obtained Licensee’s and FREYR’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by law or any listing agreement with any applicable national or regional securities exchange or market; provided that, where legally permissible, Licensor shall first consult with Licensee and FREYR as to the content of such announcement, communication or circular. If a Party believes another Party has breached this Section 7, it will promptly notify the other Party in writing and set forth the grounds for its belief. If the Parties cannot amicably resolve the dispute within ten business days, the Parties agree to resolve the dispute through arbitration as set forth in Section 15 of the Agreements.

Section 8. Further Assurances. Each Party shall do all things reasonably required to give effect to this Agreement including executing all deeds and documents, convening all meetings, giving all waivers and consents, passing resolutions and otherwise exercising all powers and rights available to it.

Section 9. Guarantee. FREYR hereby absolutely, unconditionally and irrevocably guarantees to Licensor the due, full and punctual fulfillment of Licensee’s obligations under this Agreement (the “Licensee Guaranteed Obligations”). If, for any reason whatsoever, Licensee shall fail or be unable to duly, punctually and fully perform the Licensee Guaranteed Obligations, FREYR will forthwith perform or cause to be performed, the Licensee Guaranteed Obligations. The foregoing obligation of FREYR constitutes a continuing guarantee of performance, and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor and including any amendment, extension, modification or waiver of any of the Licensee Guaranteed Obligations or any insolvency, bankruptcy, liquidation or dissolution of Licensee or any assignment thereby. Without limiting the generality of the foregoing, FREYR agrees that FREYR’s obligations under this Section 9 are independent from those of Licensee and its liability shall extend to all liabilities and obligations that constitute part of the Licensee Guaranteed Obligations, irrespective of whether any action is brought against Licensee or whether Licensee is joined in any such action or actions. FREYR hereby irrevocably waives (to the fullest extent permitted by applicable law) (i) notice of acceptance of this guaranty and notice of any liability to which it may apply, (ii) promptness, diligence, presentment, demand or payment, protest, notice of dishonor or nonpayment, suit, filing objections with a court, any right to require proceeding first against Licensee (including initiating a proceeding against Licensee), (iii) any right to require the prior disposition of the assets of Licensee to meet any of its obligations hereunder, (iv) notice of the creation, renewal, extension or accrual of any of the Licensee Guaranteed Obligations and (v) the taking of any other action by Licensor and all demands whatsoever.

The liability of FREYR under this Section 9 for the Licensee Guaranteed Obligations shall be absolute, irrevocable and unconditional irrespective of, and FREYR hereby irrevocably waives any defenses it may now or hereafter have in any way relating to: (i) the value, genuineness, validity, illegality or enforceability of any Licensee Guaranteed Obligation, this Agreement or any other agreement, instrument or liability relating thereto, (ii) any release or discharge of any Licensee Guaranteed Obligation resulting from any change in the existence, structure or ownership of Licensee or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding affecting Licensee or any of its assets, (iii) the existence of any claim, set off or other right that FREYR may have at any time against Licensor or Licensee, whether in connection with any Licensee Guaranteed Obligation or otherwise, (iv) the failure of Licensor to assert any claim or demand or enforce any right or remedy against Licensee or FREYR, (v) the adequacy of any other means Licensor may have of obtaining payment of any of the Licensee Guaranteed Obligations or (vi) any other act or omission that may in any manner or to any extent vary the risk of or to FREYR or otherwise operate as a discharge of FREYR as a matter of law or equity (other than as a result of payment of the Licensee Guaranteed Obligations by Licensee in accordance with their terms). FREYR’s obligations under this Section 9 are continuing and shall remain in full force and effect until the indefeasible satisfaction in full of the Licensee Guaranteed Obligations, shall be binding upon FREYR and its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, Licensor and their successors and permitted assigns.

Section 10. Governing Law. Except (with respect to arbitration proceedings) to the extent prohibited by the Commercial Arbitration Rules of the American Arbitration Association, the Parties agree this Agreement and any Disputes or claims arising out of or relating to this Agreement whether sounding in contract, tort, or statute shall be governed, interpreted and enforced in accordance with the laws of the State of New York, United States of America, without reference to its conflicts of law principles to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

Section 11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same Agreement, and any Party may enter into this Agreement by executing a counterpart. Delivery of an executed signature page of a counterpart of this Agreement in Adobe portable document format (PDF) sent by electronic mail, shall take effect as delivery of an executed counterpart of this Agreement. The Parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

24M TECHNOLOGIES INC.

/s/ Naoki Ota
Name: Naoki Ota
Title: President & CEO

FREYR BATTERY NORWAY AS

/s/ Evan Calio
Name: Evan Calio
Title: Director

FREYR BATTERY US, LLC

/s/ Daniel Barcelo
Name: Daniel Barcelo
Title: Authorized Signatory

FREYR BATTERY, INC.

/s/ Daniel Barcelo
Name: Daniel Barcelo
Title: Authorized Signatory

[Signature Page to Mutual Termination Agreement]

Exhibit A

Assignment of Preferred Stock

For value received, FREYR Battery Norway AS, a Norwegian limited liability corporation, FREYR Battery US, LLC, a Delaware limited liability corporation and FREYR Battery, Inc. (collectively, the “FREYR Parties”) hereby sell, assign, transfer and deliver unto 24M Technologies, Inc, a Delaware corporation (the “Company”), 6,975,956 shares of the Company’s Series G Preferred Stock held by the FREYR Parties (the “Shares”) which represent all equity interests in the Company held by the FREYR Parties, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint each officer of the Company its attorney, to transfer the Shares on the books of the Company, with full power of substitution in the premises.

Dated:

FREYR BATTERY NORWAY AS

Name:
Title:

FREYR BATTERY US, LLC

Name:
Title:

FREYR BATTERY, INC.

Name:
Title:

[Signature Page to Mutual Termination Agreement]